Exhibit 99.1

The Bank of New York Mellon Corporation

Quarterly Earnings Review

Financial Results

July 22, 2009

Table of Contents

Non-GAAP Measures/Discontinued Operations	2

Second Quarter 2009 Financial Highlights	3

Financial Summary/Key Metrics (continuing operations)	4

Assets Under Management/Custody and Administration/Market Indices	5

Fee and Other Revenue	6

Net Interest Revenue	7

Noninterest Expense	8

Balance Sheet	9

Investment Securities Portfolio	9

Capital	10

Nonperforming Assets	10

Allowance for Credit Losses, Provision and Net Charge-offs	11

Discontinued Operations	11

Merger Update – Integration Milestones	12

Business Segments:

• Asset Management	13
• Wealth Management	14
• Asset Servicing	15
• Issuer Services	16
• Clearing Services	17
• Treasury Services	18
• Other	19

Supplemental Information – Explanation of Non-GAAP Financial Measures	20

Cautionary Statement	23

The Bank of New York Mellon Corporation 2Q09 Quarterly Earnings Review

NON-GAAP MEASURES

The Company has included in this review certain Non-GAAP measures based upon tangible common shareholders’ equity. The Company believes that the ratio of tangible common shareholders’ equity to tangible assets, is a measure of capital strength that adds additional useful information to investors, supplementing the Tier 1 capital ratio which is utilized by regulatory authorities. Unlike the Tier 1 ratio, the tangible common shareholders’ equity ratio fully incorporates those changes in securities valuations which are reflected in shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although the Company in its calculation has excluded certain assets which are given a zero percent risk weighting for regulatory purposes. This ratio is also informative to investors in the Company’s common stock because, unlike the Tier 1 capital ratio, it excludes preferred stock and trust preferred securities issued by the Company. Further, the Company believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liability, is a useful additional measure for investors because it presents a measure of the Company’s performance in reference to those assets which are productive in generating income.

The Company has also provided the measure of tangible book value per share which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. The Company has presented revenue measures which exclude the effect of investment write-downs and a SILO charge; expense measures which exclude M&I expenses, intangible amortization expenses, the FDIC special assessment; and measures which utilize net income excluding tax items such as the benefit of tax settlements. Return on equity measures and operating margin measures which exclude some or all of these items are also presented. The Company believes that these measures are useful to investors because they permit a focus on period to period comparisons which relate to the ability of the Company to enhance revenues and limit expenses in circumstances where such matters are within the Company’s control. The excluded items in general relate to situations where accounting rules require certain ongoing charges as a result of prior transactions, or where valuation or other accounting/regulatory requirements require charges unrelated to operational initiatives. The SILO charges relate to a one-time settlement with the IRS of tax structured lease transactions in 2008. We also present earnings information excluding the TARP dividend and redemption premium, so as to provide investors with a better understanding of operational results. In this earnings review, certain amounts are presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

Each of these measures as described above is used by management to monitor financial performance, both on a Company-wide and on a business segment basis. Below is a listing of certain financial measures which have been impacted by the exclusion and/or adjustment of certain items.

Revenue: Investment write-downs and SILO charges.

Noninterest expense: Merger & integration (“M&I”) expenses; intangible amortization expense and FDIC special assessment.

Earnings per share: Investment write-downs, M&I expenses, FDIC special assessment, intangible amortization expense, SILO charges, the benefit of tax settlements and the TARP redemption premium and dividend.

DISCONTINUED OPERATIONS

On June 30, 2009, we adopted discontinued operations accounting for Mellon United National Bank located in Florida. It was determined that this business no longer fits our strategic focus on our asset management and securities servicing businesses. Accordingly, the income statements for all periods in this Earnings Review have been restated. The restatement resulted in a reduction to previously reported levels of net interest revenue and the net interest margin; a slight reduction in treasury services and other fee revenue; a reduction in the provision for credit losses; a reduction in noninterest expense; and a change in continuing earnings per share. This business was formerly included in the Other segment.

The Bank of New York Mellon Corporation 2Q09 Quarterly Earnings Review

SECOND QUARTER 2009 FINANCIAL HIGHLIGHTS

	Income after-tax from continuing operations (a)	EPS from continuing operations (a)
	$ millions
Earnings:
Continuing operations – GAAP	$267	$0.23
Non-GAAP adjustments:
TARP redemption premium/dividends and FDIC special assessment	272	0.23
Investment write-downs, M&I expenses offset by the benefit of tax settlements	63	0.05

Subtotal – Non-GAAP	602	0.51
Intangible amortization	67	0.06

Continuing operations – Non-GAAP	$669	$0.57

Businesses (excludes Other segment)	2nd Quarter 2009		Growth vs. 1Q09
(dollar amounts in millions)	Revenue (b)	Pre-tax income (b)	Revenue (b)	Expense (b)
Institutional Services	$2,455	$981	(1)%	2%
Asset and Wealth Management	770	216	7	3

Total Businesses	$3,225	$1,197	1%	2%

KEY POINTS

•	Earnings
•	Total revenue stable sequentially
•	Fee and other revenue increased 6% (unannualized) sequentially and declined 24% 2Q09 vs. 2Q08
•	Net interest revenue declined 10% (unannualized) sequentially and the net interest margin stabilized at 1.80%
•	Investment write-downs ($256 million) and provision for credit losses ($61 million), down $37 million in aggregate vs. prior quarter
•	Approximately 90 % of these investment write-downs previously included in OCI
•

Operating expenses (non-GAAP, see page 4) increased 2% (unannualized) sequentially and declined 13% 2Q09 vs. 2Q08 The sequential increase was due to higher sub-custodian and clearing expenses, software expenses and a reserve for the remediation of withholding tax documentation, partially offset by lower staff expenses

•	Taxes include $134 million of tax benefits ($0.11 per common share) primarily related to the final LILO/SILO tax settlement
•	Balance sheet
•	Average assets of $209 billion, down 5% sequentially (Total assets of $203 billion unchanged sequentially)
•	Average deposits down $13.3 billion, reflecting roll-off of deposits received during credit crisis.
•	Average cash at central banks declined $16.9 billion to $6.3 billion
•	Average securities increased $8.4 billion, reflecting investment in securities issued by government-sponsored and guaranteed entities with a duration of 2-4 years
•	Average loans down $1.9 billion, or 5% (down $3.3 billion or 8% at 6/30/09 vs. 3/31/09)
•	Capital
•	Improved quality of capital base – raised $1.4 billion of common equity/repurchased TARP preferred stock
•	Tier 1 capital ratio 12.5%, up 130 bps vs. 3/31/09, ex. TARP
•	Tier 1 common ratio 11.1%, up 110 bps vs. 3/31/09
•	Common shareholders’ equity to assets ratio 13.4%, up 90 bps vs. 3/31/09
•	Tangible common equity to assets ratio 4.8%, up 60 bps vs. 3/31/09
•	Unrealized net of tax loss on our securities portfolio was $4.4 billion, down $100 million vs. 3/31/09
•	Client assets
•	Assets under custody and administration $20.7 trillion, up $1.2 trillion, or 6%, vs. 3/31/09
•	Assets under management $926 billion, up $45 billion, or 5%, vs. 3/31/09
•	Securities lending assets stabilized at $290 billion
•	In 2Q09, we applied discontinued operations accounting to Mellon United National Bank in Florida

(a)	See supplemental information beginning on page 20 for GAAP to Non-GAAP reconciliations.
(b)	Excludes investment write-downs, FDIC special assessment, M&I expenses, support agreement charges, restructuring charges and intangible amortization.

The Bank of New York Mellon Corporation 2Q09 Quarterly Earnings Review

FINANCIAL SUMMARY

(dollar amounts in millions, non-FTE basis unless otherwise noted; common shares in thousands)	2008				2009		2Q09 vs.
	2nd Qtr	3rd Qtr	4th Qtr		1st Qtr	2nd Qtr	2Q08	1Q09
Revenue:
Fee and other revenue – GAAP	$2,989	$2,926	$1,817		$2,136	$2,257	(24)%	6%
Less: Investment write-downs	(152)	(162)	(1,241)		(295)	(256)

Total fee revenue – GAAP	$3,141	$3,088	$3,058		$2,431	$2,513	(20)	3

Net interest revenue – GAAP	$388	$681	$1,047		$775	$700	80	(10)
Less: SILO/LILO charges	(377)	(112)	-		-	-

Net interest revenue excluding SILO/LILO charges – non-GAAP	$765	$793	$1,047		$775	$700	(8)	(10)

Total revenue – GAAP	$3,377	$3,607	$2,864		$2,911	$2,957
Less: Investment write-downs	(152)	(162)	(1,241)		(295)	(256)
SILO/LILO charges	(377)	(112)	-		-	-

Total revenue excluding SILO/LILO charges and investment write-downs – non-GAAP	3,906	3,881	4,105		3,206	3,213

Provision for credit losses	$13	$23	$54		$59	$61

Expense:
Noninterest expense – GAAP	$2,743	$3,319	$2,859		$2,280	$2,383
Less: M&I expenses	149	111	97		68	59
FDIC special assessment	-	-	-		-	61
Amortization of intangible assets	123	118	113		107	108

Total noninterest expense – excluding M&I expenses, FDIC special assessment and intangible amortization – non-GAAP	$2,471	$3,090	$2,649		$2,105	$2,155	(13)	2

Income:
Income from continuing operations	$309	$307	$88		$411	$501
Net (income) loss attributable to non-controlling interests, net of tax	(6)	(4)	(5)		(1)	2
Redemption charge and preferred dividends	-	-	(33)		(47)	(236)

Income from continuing operations, net of tax	303	303	50		363	267
Income (loss) from discontinued operations, net of tax	6	-	4		(41)	(91)
Extraordinary (loss) on consolidation of commercial paper conduit	-	-	(26)		-	-

Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$309	$303	$28		$322	$176

Key Metrics (Continuing operations):
Pre-tax operating margin (FTE)—GAAP	19%	8%	-	% (a)	20%	18%
Non-GAAP adjusted (b)	37%	39%	43%		33%	31%

Return on common equity (annualized)—GAAP	4.3%	4.3%	0.8	% (a)	5.8%	4.0%
Non-GAAP adjusted (b)	13.2%	14.2%	16.8%		10.5%	6.5%

Return on tangible common equity (annualized)
Non-GAAP (b)	18.5%	18.9%	6.5	% (a)	28.8%	18.4%
Non-GAAP adjusted (b)	45.9%	50.2%	61.3%		43.9%	23.8%

Fee and other revenue as a percent of total revenue (FTE)	88%	81%	63%		73%	76%
Non-GAAP adjusted (b)	80%	80%	74%		76%	78%

Percent of non-U.S. fee and net interest revenue (FTE)	37%	33%	31%		28%	29%
Percent of non-U.S. fee and net interest revenue excluding the SILO/LILO charges (FTE) – Non-GAAP	33%	32%	31%		28%	29%

Effective tax rate – GAAP	50.3%	(15.6)%	N/A		28.2%	2.2%
Non-GAAP adjusted (c)	33.1%	32.3%	32.5%		32.1%	32.4%

Employees	42,700	42,900	42,500		41,700	41,800
Market capitalization	$43,356	$37,388	$32,536		$32,585	$35,255
Common shares outstanding	1,146,070	1,147,567	1,148,467		1,153,450	1,202,828
(a)	Excludes extraordinary loss.
(b)	See supplemental information beginning on page 20 for GAAP to non-GAAP reconciliations.
(c)	Excludes M&I expenses, SILO/LILO/tax settlements, investment write-downs, FDIC special assessment and discrete tax benefits. Also excludes support agreement charges in the third and fourth quarters of 2008 and the restructuring charge in the fourth quarter of 2008.

N/A – Not applicable.

The Bank of New York Mellon Corporation 2Q09 Quarterly Earnings Review

ASSETS UNDER MANAGEMENT/CUSTODY AND ADMINISTRATION TREND

	2008			2009		2Q09 vs.
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q08	1Q09
Market value of assets under management at period-end (in billions)	$1,113	$1,067	$928	$881	$926	(17)%	5%

Market value of assets under custody and administration at period-end (in trillions)	$23.0	$22.4	$20.2	$19.5	$20.7	(10)%	6%

Market value of securities on loan at period-end (in billions) (a)	$588	$470	$326	$293	$290	(51)%	(1)%
(a)	Represents the total amount of securities on loan, both cash and non-cash, managed by the Asset Servicing segment.

ASSETS UNDER MANAGEMENT FLOWS

Changes in market value of assets under management from March 31, 2009 to June 30, 2009 by business segment – preliminary
(in billions)	Asset Management		Wealth Management		Total
Market value of assets under management at March 31, 2009	$815		$66		$881
Net inflows (outflows):
Long-term	(18	) (a)	1		(17)
Money market	(2)		—		(2)
Total net inflows (outflows)	(20)		1		(19)
Net market appreciation (b)	62		2		64
Market value of assets under management at June 30, 2009	$857	(c)	$69	(d)	$926
(a)	Includes a $14 billion outflow related to the termination of a unique and very low fee relationship (less than 1 basis point annually).
(b)	Includes the effect of changes in foreign exchange rates.
(c)	Excludes $3 billion subadvised for the Wealth Management segment.
(d)	Excludes private client assets managed in the Asset Management segment.

COMPOSITION OF ASSETS UNDER MANAGEMENT

Composition of assets under management at period-end (a)	2008			2009
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Equity	38%	36%	29%	27%	31%
Money market	31%	34%	43%	45%	43%
Fixed income	18%	20%	18%	19%	17%
Alternative investments and overlay	13%	10%	10%	9%	9%
Total	100%	100%	100%	100%	100%
(a)	Excludes securities lending cash management assets.

MARKET INDICES

	2008			2009		2Q09 vs.
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q08	1Q09
S&P 500 Index (a)	1280	1166	903	798	919	(28)%	15%
S&P 500 Index-daily average	1371	1252	916	809	891	(35)	10
FTSE 100 Index (a)	5626	4902	4434	3926	4249	(24)	8
FTSE 100 Index-daily average	5979	5359	4270	4040	4258	(29)	5
NASDAQ Composite Index (a)	2293	2092	1577	1529	1835	(20)	20
Lehman Brothers Aggregate Bondsm Index (a)	270	256	275	262	280	4	7
MSCI EAFE® Index (a)	1967	1553	1237	1056	1307	(34)	24
NYSE Share Volume (in billions)	141	180	181	161	151	7	(6)
NASDAQ Share Volume (in billions)	135	145	148	136	152	13	12
(a)	Period end.

The Bank of New York Mellon Corporation 2Q09 Quarterly Earnings Review

FEE AND OTHER REVENUE

(dollar amounts in millions, non-FTE basis	2008			2009		2Q09 vs.
unless otherwise noted)	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q08	1Q09
Securities servicing fees:
Asset servicing (a) (b)	$873	$808	$786	$609	$671	(23)%	10%
Issuer services	444	477	388	364	372	(16)	2
Clearing services	264	259	279	253	250	(5)	(1)
Total securities servicing fees	1,581	1,544	1,453	1,226	1,293	(18)	5
Asset and wealth management fees	860	795	701	616	637	(26)	3
Foreign exchange and other trading activities	308	385	510	307	237	(23)	(23)
Treasury services	129	129	132	125	132	2	6
Distribution and servicing	110	107	106	111	107	(3)	(4)
Financing-related fees	51	44	44	48	54	6	13
Investment income	74	47	45	(17)	44	(41)	N/M
Other	28	37	67	15	9	(68)	(40)
Total fee revenue (non-FTE)	$3,141	$3,088	$3,058	$2,431	$2,513	(20)	3
Net securities gains (losses)	(152)	(162)	(1,241)	(295)	(256)	N/M	N/M
Total fee and other revenue (non-FTE)	$2,989	$2,926	$1,817	$2,136	$2,257	(24)%	6%
Total fee and other revenue (FTE)	$3,000	$2,937	$1,826	$2,144	$2,265	(25)%	6%
Fee and other revenue as a percentage of total revenue (FTE) (c)	88%	81%	63%	73%	76%
Fee and other revenue as a percent of total revenue (FTE) – non-GAAP adjusted (c)	80%	80%	74%	76%	78%
(a)	Includes securities lending revenue of $202 in 2Q08, $155 million in 3Q08, $187 million in 4Q08, $90 million in 1Q09 and $97 million in 2Q09.
(b)	In the second quarter of 2009, global custodian out-of-pocket expense related to client reimbursement was reclassified from sub-custodian expense to asset servicing revenue. This reclassification totaled $10 million in the second quarter of 2008, $4 million in the third quarter of 2008, $4 million in the fourth quarter of 2008 and $- million in the first quarter of 2009.
(c)	See supplemental information beginning on page 20 for a calculation of these ratios.

N/M - Not meaningful.

KEY POINTS

•

Asset servicing fees – Year-over-year results reflect the impact of continued strong new business wins which were more than offset by lower securities lending revenue and lower market values. The sequential increase primarily reflects the impact of new business, higher transaction volumes, higher market values and securities lending seasonality.

•

Issuer services fees – The decrease compared with the second quarter of 2008 reflects lower Depositary Receipts revenue due primarily to a decline in transaction fees and lower Corporate Trust fees due to a lower level of fixed income issuances globally and lower money market fees, partially offset by new business. The increase sequentially primarily reflects new business and seasonality related to shareowner services revenue, partially offset by a lower level of corporate actions in Depositary Receipts.

•

Clearing services fees – Year-over-year results reflect higher trading volumes which were more than offset by lower money market related fees and lower asset valuations. The decrease sequentially primarily resulted from lower money market related fees.

•

Asset and wealth management fees, including performance fees – The year-over-year decrease reflects global weakness in market values, partially offset by higher performance fees. The increase sequentially reflects improved market values and higher performance fees. Both periods were impacted by lower fees related to money market and alternative asset classes.

•

Foreign exchange and other trading was $237 million compared with $308 million in 2Q08 and $307 million in 1Q09. The decrease compared with both periods reflects lower trading revenue primarily due to the lower valuation of credit derivatives used to hedge the loan portfolio. The year-over-year comparison also reflects lower foreign exchange revenue driven by lower volumes, partially offset by higher volatility, while sequentially, foreign exchange fees increased driven by higher volumes.

•	Investment income increased $61 million sequentially, primarily related to the write-down of certain equity investments in the first quarter of 2009.
•

Securities write-downs totaled $256 million in 2Q09 compared with write-downs of $152 million in 2Q08 and $295 million in 1Q09. Write-downs in 2Q09 primarily reflect continued deterioration in the credit quality of residential mortgage-backed securities. See the investment portfolio discussion on page 9 for further details.

The Bank of New York Mellon Corporation 2Q09 Quarterly Earnings Review

NET INTEREST REVENUE

	2008			2009		2Q09 vs.
(dollar amounts in millions)	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q08		1Q09
Net interest revenue (non-FTE)	$388	$681	$1,047	$775	$700	80%		(10)%
Net interest revenue (FTE)	392	686	1,054	779	704	80		(10)
Net interest margin (FTE)	1.11%	1.92%	2.32%	1.87%	1.80%	69	bps	(7	) bps

Excluding the SILO/LILO charges – non-GAAP:
Net interest revenue (non-FTE)	$765	$793	$1,047	$775	$700	(8)%		(10)%
Net interest revenue (FTE)	769	798	1,054	779	704	(8)		(10)
Net interest margin (FTE)	2.17%	2.24%	2.32%	1.87%	1.80%	(37	) bps	(7	) bps

Selected average balances:
Cash/interbank investments	$50,097	$51,972	$91,108	$83,276	$66,154	32%		(21)%
Trading account securities	1,918	1,791	2,148	1,728	2,179	14		26
Securities	44,384	42,864	40,057	43,465	51,903	17		19
Loans	45,633	45,435	48,326	38,958	37,029	(19)		(5)

Interest-earning assets	142,032	142,062	181,639	167,427	157,265	11		(6)
Interest-bearing deposits	93,932	86,016	95,726	101,983	98,896	5		(3)
Noninterest-bearing deposits	24,300	32,953	51,729	43,051	32,852	35		(24)

Selected average yields/rates:
Cash/interbank investments	3.61%	3.62%	2.62%	1.23%	1.10%
Trading account securities	3.74	2.76	3.96	2.86	2.50
Securities	4.98	5.14	5.46	4.26	3.12
Loans	0.44 (a)	2.45 (a)	2.99	2.66	2.69
Interest-earning assets	3.02 (a)	3.69 (a)	3.36	2.37	2.16
Interest-bearing deposits	2.03	1.99	1.04	0.30	0.16
Average cash/interbank investments as a percentage of average interest-earning assets	35%	37%	50%	50%	42%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	17%	23%	28%	26%	21%
(a)	Excluding the SILO/LILO charges, the yield on loans was 3.74% and 3.44% and the yield on interest-earning assets was 4.08% and 4.01% for 2Q08 and 3Q08, respectively.
bps	- basis points.

KEY POINTS

•

Net interest revenue and the related margin continued to be influenced by historically low interest rates, the return of the balance sheet to expected levels and our strategy to reinvest in high quality, longer duration assets.

•	Net interest revenue (FTE), excluding the SILO/LILO charges, decreased 8% year-over-year and 10% (unannualized) sequentially.
•

The decrease compared with 2Q08 reflects a narrower margin due to a decline in the value of interest free balances, offset in part by an increase in earning assets driven by client cash that sought a safe haven during the credit crisis.

•

The sequential decrease reflects a decline in average interest-earning assets resulting from a continued roll-off of deposits taken in during the credit crisis, coupled with a decrease in the value and volume of interest free funds.

•

The net interest margin was 1.80%, compared with 1.87% in 1Q09. The margin has stabilized as a result of our decision to reduce cash held at central banks and invest in securities issued by government-sponsored and guaranteed entities with a duration of approximately 2-4 years.

The Bank of New York Mellon Corporation 2Q09 Quarterly Earnings Review

NONINTEREST EXPENSE

	2008			2009		2Q09 vs.
(dollar amounts in millions)	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q08	1Q09
Staff:
Compensation (a)	$818	$836	$785	$732	$740	(10)%	1
Incentives	385	241	256	247	241	(37)	(2)
Employee benefits	200	171	139	190	172	(14)	(9)
Total staff	1,403	1,248	1,180	1,169	1,153	(18)	(1)
Professional, legal and other purchased services (a)	259	251	273	237	237	(8)	-
Net occupancy	138	163	141	139	142	3	2
Distribution and servicing	131	133	123	107	106	(19)	(1)
Software	88	78	86	81	93	6	15
Sub-custodian and clearing (b)	93	84	84	66	91	(2)	38
Furniture and equipment	78	80	86	77	76	(3)	(1)
Business development	75	62	76	44	49	(35)	11
Other (c)	206	991 (c)	600 (c)	185	208	1	12
Subtotal	2,471	3,090	2,649	2,105	2,155	(13)	2
FDIC special assessment	-	-	-	-	61	N/M	N/M
Amortization of intangible assets	123	118	113	107	108	(12)	1
Merger and integration (“M&I”) expenses:
The Bank of New York Mellon Corporation	146	107	97	68	59	(60)	(13)
Acquired Corporate Trust Business	3	4	-	-	-	N/M	N/M
Total noninterest expense	$2,743	$3,319	$2,859	$2,280	$2,383	(13)%	5%
Total staff expense as a percentage of total revenue (FTE)	41%	34%	41%	40%	39%
Total staff expense as a percentage of total revenue (FTE) – non-GAAP adjusted (d)	36%	32%	29%	36%	36%
(a)	In the second quarter of 2009, certain temporary/consulting expenses were reclassified from professional, legal and other purchased services to staff expense. The reclassification totaled $19 million in the second quarter of 2008, $35 million in the third quarter of 2008, $33 million in the fourth quarter of 2008 and $24 million in the first quarter of 2009.
(b)	In the second quarter of 2009, global sub-custodian out-of-pocket expense related to client reimbursement was reclassified from sub-custodian expense to asset servicing revenue. This reclassification totaled $10 million in the second quarter of 2008, $4 million in the third quarter of 2008, $4 million in the fourth quarter of 2008 and $- million in the first quarter of 2009.
(c)	Includes support agreement charges of $726 million in the third quarter of 2008 and $163 million in the fourth quarter of 2008. Also includes a restructuring charge of $181 million in the fourth quarter of 2008.
(d)	Excluding the SILO/LILO charges and investment write-downs.
N/M	— Not meaningful.

KEY POINTS

•	Expense levels continued to be impacted by cost reduction programs and merger-related synergies.

•

The 13% year-over-year decrease was driven by an 18% decline in total staff expense resulting from lower compensation, incentives and employee benefits, a 35% decrease in business development and an 8% decrease in professional, legal and other purchased services.

•

The sequential increase of 2% (unannualized) (excluding FDIC special assessment, amortization of intangible assets and M&I expenses) reflects lower staff expense, which was more than offset by higher sub-custodian and clearing expenses, software expenses and a reserve for the remediation of withholding tax documentation.

•

In 2Q09, we recorded a charge of $61 million related to a FDIC special emergency deposit assessment for all depository institutions. This special assessment reflects a charge of 5 basis points on total assets, minus Tier 1 capital at June 30, 2009 subject to a cap of 10 basis points of average assessable domestic deposits for the second quarter of 2009.

The Bank of New York Mellon Corporation 2Q09 Quarterly Earnings Review

BALANCE SHEET

During the second quarter of 2009, the Company’s average balance sheet decreased to $209 billion from $220 billion in the first quarter. The decrease was largely driven by a $13 billion reduction in deposits reflecting the continued roll off of client cash that sought a safe haven during the credit crisis. The offsetting reduction in assets was primarily due to a reduction in cash held at central banks. During the quarter, the Company also further reduced cash held at central banks and invested in securities issued by government-sponsored and guaranteed entities.

INVESTMENT SECURITIES PORTFOLIO

At June 30, 2009, the fair value of our investment securities portfolio totaled $48.2 billion. The unrealized net of tax loss on our securities portfolio recorded in OCI was $4.4 billion at June 30, 2009 compared with $4.5 billion at March 31, 2009. The improvement in the net of tax loss on our securities portfolio reflects the tightening of spreads, partially offset by higher interest rates and the impact of FAS 157-4.

As a result of adopting FAS 157-4, the unrealized pre-tax loss decreased by approximately $1.2 billion in the first quarter of 2009, reflecting the price at which the securities would sell in a more orderly market. As the credit markets improved and became more orderly during the second quarter of 2009, the FAS 157-4 related unrealized pre-tax loss declined to approximately $400 million at June 30, 2009. Excluding the impact of FAS 157-4, the unrealized pre-tax loss on the securities portfolio would have decreased by approximately $1.0 billion (pre-tax) at June 30, 2009, and the fair value of the portfolio would have been $400 million (pre-tax) less than the current fair value.

The following table provides the detail of our total securities portfolio.

Securities portfolio at June 30, 2009	Amortized Cost	Fair Value	Fair Value as % of Amortized Cost (a)	Portfolio Aggregate Unrealized Gain/(Loss)	Quarter to-date Change in Unrealized Gain/(Loss)	Life-to-date/ Impairment Charge	Ratings
(dollar amounts in millions)							AAA to AA-	A+ to A-	BBB+ to BBB-	BB+ and lower
Watch list:
Alt-A RMBS	$7,781	$4,717	56%	$(3,064)	$474	$582	16%	6%	4%	74%
European floating rate notes	7,254	5,731	78	(1,523)	(224)	70	100	-	-	-
Prime/Other RMBS	5,759	4,178	72	(1,581)	(126)	15	46	10	11	33
Commercial MBS	2,805	2,244	79	(561)	(48)	22	98	1	1	-
Subprime RMBS	1,517	896	57	(621)	(55)	56	60	16	11	13
Credit cards	657	603	84	(54)	184	63	-	96	1	3
Home equity lines of credit	503	219	32	(284)	22	172	25	-	4	71
Other	636	423	38	(213)	113	477	-	5	11	84
Total watch list (b)	$26,912	$19,011	67%	$(7,901)	$340	$1,457	59%	8%	4%	29%
Agency RMBS	15,683	15,842	101	159	(83)	-	100	-	-	-
Other	13,358	13,378	100	20	(11)	2	89	2	2	7
Total	$55,953	$48,231	84%	$(7,722)	$246	$1,459	81%	4%	2%	13%
(a)	Amortized cost before impairments.
(b)	The “Watch list” includes those securities we view as having a higher risk of additional impairment charges.

In the second quarter of 2009, housing market indicators and the broader economy continued to deteriorate. To reflect the continued declining value of homes, we adjusted our non-agency residential mortgage-backed securities (“RMBS”) loss severity assumptions to decrease the amount we expect to receive to cover the value of the original loan. In the second quarter of 2009, we reclassified the European Floating Rate Notes to the Watch List category. These securities are very highly rated (100% are included in the AAA/AA category) and well seasoned, but given the deterioration in the European housing market and the impairment of a small number of these securities, we determined a reclassification to the Watch List category was appropriate.

The Bank of New York Mellon Corporation 2Q09 Quarterly Earnings Review

The following table provides the detail of securities portfolio losses for the second quarter of 2009.

Securities portfolio losses (net) (in millions)	2Q09
Alt-A securities	$114
European floating rate notes	66
Credit cards	26
Prime MBS	9
Home equity line of credit	4
Subprime MBS	1
Other	36
Total	$256

CAPITAL

On June 30, 2009, the Company submitted to the U.S. Treasury notice of our intention to repurchase the warrant which we issued to the Treasury in connection with the TARP Capital Purchase Program. The Company and the Treasury are currently discussing the terms of the proposed repurchase of the warrant.

Capital ratios - preliminary (a)	June 30, 2009	March 31, 2009		June 30, 2008
Tier 1 capital ratio	12.5%	13.8	%(b)	9.3%
Tier 1 common equity to risk weighted assets ratio (c)	11.1	10.0		7.9
Total (Tier 1 plus Tier 2) capital ratio	16.0	17.5		12.9
Leverage capital ratio	7.7	7.8		6.4
Common shareholders’ equity to assets ratio	13.4	12.5		14.2
Tangible common equity to tangible assets ratio – non-GAAP (c)	4.8	4.2		4.6
(a)	Includes discontinued operations.
(b)	The Tier 1 capital ratio, excluding the TARP preferred stock, was 11.2% at March 31, 2009.
(c)	See the supplemental information section beginning on page 20 for a calculation of this ratio.

NONPERFORMING ASSETS

Nonperforming assets (dollar amounts in millions)	June 30, 2009	March 31, 2009		June 30, 2008
Loans:
Commercial real estate	$58	$190		$106
Other residential mortgages	170	151		55
Commercial	82	65		52
Wealth management	61	4		-
Foreign	1	2		60
Total nonperforming loans	372	412		273
Other assets owned	6	9		6
Total nonperforming assets	$378	$421	(a)	$279	(a)
Nonperforming loans ratio	1.0%	1.0%		0.5%
Allowance for loan losses/nonperforming loans	116.7	114.1		129.3
Total allowance for credit losses/nonperforming loans	141.4	135.7		178.0

(a)	Nonperforming assets at June 30, 2009 excludes discontinued operations. Nonperforming assets at March 31, 2009 and June 30, 2008 include discontinued operations of $130 million and $81 million, respectively.

The Bank of New York Mellon Corporation 2Q09 Quarterly Earnings Review

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs	Quarter ended
(dollar amounts in millions)	June 30, 2009	March 31, 2009	June 30, 2008
Allowance for credit losses – beginning of period	$559	$529	$487
Provision for credit losses	61	80 (a)	25 (a)
Sale of Mellon 1st Business Bank	-	-	(13)
Transferred to discontinued operations	(40)	-	-
Net (charge-offs)/recoveries:
Commercial	(25)	(22)	(3)
Commercial real estate	(13)	(17)	(9)
Other residential mortgages	(16)	(12)	(2)
Leasing	-	1	1
Total net (charge-offs) recoveries	(54)	(50)	(13)
Allowance for credit losses – end of period	$526	$559 (a)	$486 (a)
Allowance for loan losses	$434	$470	$353
Allowance for unfunded commitments	92	89	133

(a)	The allowance for credit losses at June 30, 2009 excludes discontinued operations. The allowance for credit losses at March 31, 2009 and June 30, 2008 includes discontinued operations of $40 million and $28 million, respectively. The provision for credit losses at March 31, 2009 and June 30, 2008 includes discontinued operations of $21 million and $12 million, respectively.

DISCONTINUED OPERATIONS

On June 30, 2009, we adopted discontinued operations accounting for Mellon United National Bank located in Florida. It was determined that this business no longer fits our strategic focus on our asset management and securities servicing businesses. This business was formerly included in the Other segment. In the second quarter of 2009, we recorded an after-tax loss on discontinued operations of $91 million primarily related to the write-down of goodwill and an increase in the provision for credit losses. The after-tax loss of $41 million in the first quarter of 2009 primarily resulted from a goodwill impairment charge.

The income statements for all periods in this Earnings Review have been restated. The restatement resulted in a reduction to previously reported levels of net interest revenue and the net interest margin; a slight reduction in treasury services and other fee revenue; a reduction in the provision for credit losses; a reduction in noninterest expense; and a change in continuing earnings per share.

The Bank of New York Mellon Corporation 2Q09 Quarterly Earnings Review

MERGER UPDATE - INTEGRATION MILESTONES

Revenue Synergies

	YTD June 2009 Actual	Target
(in millions)		2009	2010	2011
Annualized revenue synergies	$211	$215-275	$270-350	$325-425

Expense Synergies

	------------------------Actual------------------------					----Cumulative Target----
(dollar amounts in millions)	2Q08	3Q08	4Q08	1Q09	2Q09	2009	2010
Expense synergies	$131	$144	$157	$173	$186	$710/84%	$850

# of net positions eliminated (cumulative)	2,075	2,486	2,827	2,973	3,185		3,200

Business Segment Expense Synergies Achieved (in millions)	2Q08	3Q08	4Q08	1Q09	2Q09
Asset Management	$10	$12	$12	$13	$13
Wealth Management	7	8	9	10	11
Asset Servicing	51	55	61	67	75
Issuer Services	14	15	17	19	19
Clearing Services	2	2	2	3	3
Treasury Services	15	17	20	21	23
Subtotal	99	109	121	133	144
Other	32	35	36	40	42
Total	$131	$144	$157	$173	$186
Total – annualized	$524	$576	$628	$692	$744

M&I Charges (The Bank of New York Mellon Corporation)

(dollar amounts in millions)		Cumulative through 2Q09(a)
	2Q09 Total Expense	Expense	Included in Goodwill	Total	Total Estimated
Personnel-related (b)	$13	$367	$123	$490	$560
Integration/conversion	42	541	-	541	600
One-time costs (c)	4	61	44	105	153
Transaction costs (d)	-	117	45	162	162

Total	$59	$1,086	$212	$1,298	$1,475
% of total estimated	4%	74%	14%	88%
(a)	Represents total M&I charges from 4Q06 – 2Q09.
(b)	Includes severance, retention, relocation expenses and accelerated vesting of stock options and restricted stock.
(c)	Includes facilities related expenses, balance sheet write-offs, vendor contract modifications, rebranding and net gain (loss) on disposals.
(d)	Includes investment banker and legal fees and foundation funding.

Service Quality Goals for 2010 – Asset Servicing

•	#1 vs. major peers in the three major external global client satisfaction surveys

- BNY Mellon #1 rated custodian among the large custodian peer group

> Global Investor Survey (May 2009)

> R&M Global Custody Survey (March 2009)

> Global Custodian Survey (January 2009)

•	Expect 85% of our clients to be satisfied/highly satisfied with our service quality

The Bank of New York Mellon Corporation 2Q09 Quarterly Earnings Review

ASSET MANAGEMENT (provides asset management services through a number of asset management companies to institutional and individual investors)

(dollar amounts in millions unless otherwise noted)	2008			2009		2Q09 vs.
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q08	1Q09
Revenue:
Asset and wealth management:
Mutual funds	$340	$328	$297	$263	$266	(22)%	1%
Institutional clients	290	265	193	181	175	(40)	(3)
Private clients	47	43	35	32	31	(34)	(3)
Performance fees	16	3	44	7	26	N/M	N/M
Total asset and wealth management revenue	693	639	569	483	498	(28)	3
Distribution and servicing	99	93	93	92	90	(9)	(2)
Other	4	(45)	(100)	(96)	(59)	N/M	N/M
Total fee and other revenue	796	687	562	479	529	(34)	10
Net interest revenue	11	10	43	16	9	(18)	(44)
Total revenue (a)	807	697	605	495	538	(33)	9
Noninterest expense (ex. intangible amortization and support agreement charges)	528	489	478	412	419	(21)	2
Income before taxes (ex. intangible amortization and support agreement charges)	279	208	127	83	119	(57)	43
Support agreement charges	5	328	2	(14)	-	N/M	N/M
Amortization of intangible assets	68	64	61	55	55	(19)	-
Income before taxes	$206	$(184)	$64	$42	$64	(69)%	52%
Pre-tax operating margin – GAAP	26%	(26)%	11%	8%	12%
Pre-tax operating margin (ex. intangible amortization) – Non-GAAP (b)	34%	(17)%	21%	20%	22%
Market value of assets under management at period-end (in billions)	$1,040	$995	$862	$818	$860	(17)%	5%
Assets under management-net inflows (outflows):
Long-term (in billions)	$(8)	$(6)	$(23)	$(2)	$(18)
Money market (in billions)	$21	$14	$28	$(11)	$(2)
(a)	There were no investment write-downs in the Asset Management segment in 2Q08. Investment write-downs were $3 million in 3Q08, $51 million in 4Q08, $34 million in 1Q09 and $45 million in 2Q09. Excluding investment write-downs year-over-year and linked quarter growth rates were a negative 28% and a positive 10% (unannualized), respectively.
(b)	The pre-tax operating margin, excluding intangible amortization, support agreement charges and investment write-downs was 35% for 2Q08, 30% for 3Q08, 27% for 4Q08, 22% for 1Q09 and 28% for 2Q09.

N/M - Not meaningful.

KEY POINTS

•

Asset and wealth management fees increased sequentially reflecting an increase in global market values and higher performance fees, partially offset by lower fees related to money market and alternative asset classes. The year-over-year decrease reflects weakness in global market values as well as lower fees related to money market and alternative asset classes.

•

Long-term outflows of $18 billion in 2Q09 primarily reflect a $14 billion outflow related to the termination of a unique and very low fee relationship (less than 1 basis point annually), as well as outflows of alternative assets, partially offset by net positive retail flows. Money market outflows totaled $2 billion, consistent with industry trends.

•	Other fee revenue increased $37 million from the first quarter of 2009 driven primarily by improved seed capital values.
•

Ongoing expense management in response to the operating environment resulted in a 21% year-over-year decline in noninterest expense (ex. intangible amortization and support agreement charges), reflecting staff reductions and lower incentive expense. Noninterest expense (ex. intangible amortization and support agreement charges) increased only 2% (unannualized) sequentially resulting in 700 basis points of positive operating leverage. The sequential increase reflects higher incentive expense driven by higher performance fees.

The Bank of New York Mellon Corporation 2Q09 Quarterly Earnings Review

WEALTH MANAGEMENT (provides investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, family offices and business enterprises, charitable gift programs and endowments and foundations)

(dollar amounts in millions unless otherwise noted)	2008				2009		2Q09 vs.
	2nd Qtr	3rd Qtr		4th Qtr	1st Qtr	2nd Qtr	2Q08	1Q09
Revenue:
Asset and wealth management	$150	$141		$119	$122	$128	(15)%	5%
Other	11	22		15	19	12	9	(37)
Total fee and other revenue	161	163		134	141	140	(13)	(1)
Net interest revenue	48	50		56	50	49	2	(2)
Total revenue	209	213		190	191	189	(10)	(1)
Provision for credit losses	(1)	1		-	-	-	N/M	-
Noninterest expense (ex. intangible amortization and support agreement charges)	142	140		141	128	135	(5)	5
Income before taxes (ex. intangible amortization and support agreement charges)	68	72		49	63	54	(21)	(14)
Support agreement charges	-	15		-	-	-	-	-
Amortization of intangible assets	13	14		14	11	11	(15)	-
Income before taxes	$55	$43		$35	$52	$43	(22)	(17)

Pre-tax operating margin – GAAP	26%	20%		18%	27%	23%

Pre-tax operating margin (ex. intangible amortization) – Non-GAAP	33%	27	%(a)	26%	33%	29%

Average loans	$4,816	$5,231		$5,309	$5,388	$5,684	18%	5%
Average deposits	$7,782	$7,318		$7,131	$7,058	$6,628	(15)%	(6)%

Market value of total client assets under management and custody at period end (in billions)	$162	$158		$139	$132	$142	(12)%	8%
(a)	The pre-tax operating margin for 3Q08, excluding support agreement charges and intangible amortization, was 34%.

N/M - Not meaningful.

KEY POINTS

•

Wealth Management results continue to reflect the benefit of business wins and market share gains, especially in the family office platform and northeast wealth markets, as evidenced by $11 billion in net inflows of client assets over the last twelve months ($2 billion in 2Q09) and 14 consecutive quarters of positive net client flows.

•

Total fee and other revenue decreased 13% compared with 2Q08 and 1% (unannualized) sequentially. Year-over-year, lower equity markets and lower capital market fees more than offset organic growth. Asset and wealth management fees were up 5% on a linked quarter basis, driven by organic growth and higher equity markets. Period end client assets were $142 billion, up $10 billion or 8% (unannualized) sequentially.

•

Net interest revenue increased 2% year-over-year and decreased 2% (unannualized) sequentially. Year-over-year, increased loan levels and loan spreads offset lower deposit levels. On a linked quarter basis, strong balance sheet trends were offset by declines in deposit levels and lower interest rates.

•

Noninterest expense (excluding intangible amortization and support agreement charges) decreased 5% compared with 2Q08 and increased 5% (unannualized) sequentially. The year-over-year decrease reflects continued strong expense control and the impact of merger-related synergies. On a linked quarter basis, savings due to workforce reductions were offset by increased FDIC expense and the timing of business development expenses.

•	Wealth Management has a presence in 15 of the top 25 domestic wealth markets.

The Bank of New York Mellon Corporation 2Q09 Quarterly Earnings Review

ASSET SERVICING (provides global custody and related services and broker-dealer services to corporate and public retirement funds, foundations and endowments and global financial institutions)

(dollar amounts in millions	2008					2009		2Q09 vs.
unless otherwise noted)	2nd Qtr	3rd Qtr		4th Qtr		1st Qtr	2nd Qtr	2Q08	1Q09
Revenue:
Securities servicing fees - asset servicing	$830	$774		$746		$583	$642	(23)%	10%
Foreign exchange and other trading activities	224	261		366		199	206	(8)	4
Other	36	47		25		48	45	25	(6)
Total fee and other revenue	1,090	1,082		1,137		830	893	(18)	8
Net interest revenue	213	240		411		249	211	(1)	(15)
Total revenue	1,303	1,322		1,548		1,079	1,104	(15)	2
Noninterest expense (ex. intangible amortization and support agreement charges)	821	826		834		699	716	(13)	2
Income before taxes (ex. intangible amortization and support agreement charges)	482	496		714		380	388	(20)	2
Support agreement charges	(14)	381		160		6	(15)	N/M	N/M
Amortization of intangible assets	5	6		6		7	9	80	29
Income before taxes	$491	$109		$548		$367	$394	(20)%	7%

Memo: Securities lending revenue	$202	$155		$187		$90	$97	(52)%	8%

Average deposits	$48,436	$51,492		$64,500		$57,084	$50,583	4%	(11)%

Pre-tax operating margin - GAAP	38%	8%		35%		34%	36%
Pre-tax operating margin (ex. intangible amortization) - Non-GAAP	38%	9	%(a)	36	%(a)	35%	37%
Market value of securities on loan at period-end (in billions) (b)	$588	$470		$326		$293	$290	(51)%	(1)%
(a)	The pre-tax operating margin excluding support agreement charges and intangible amortization was 38% in 3Q08 and 46% in 4Q08.
(b)	Represents the total amount of securities on loan, both cash and non-cash, managed by the Asset Servicing segment.
N/M	– Not meaningful.

KEY POINTS

•

Asset Servicing reflects continued strong new business ($1.7 trillion AUC over the last 12 months), expense control efforts and the return of securities lending and foreign exchange revenue to expected levels.

•	Asset servicing fees year-over-year and sequentially reflect the benefit of new business over the past year, offset by challenging market conditions for volume and spread related businesses.
•

Securities lending fees decreased $105 million compared with 2Q08 and increased $7 million sequentially. The year-over-year results reflect lower market valuations while the sequential increase reflects the benefit of seasonality.

•

Foreign exchange and other trading decreased 8% year-over-year and increased 4% (unannualized) compared to 1Q09. The year-over-year results primarily reflect higher volatility partially offset by lower volume, while the sequential increase primarily reflects higher volume.

•

Net interest revenue decreased 1% compared to the prior year and decreased 15% (unannualized) sequentially. The decrease year-over-year reflects lower spreads, partially offset by higher average deposit levels. The sequential decrease reflects the decline in average deposit levels and lower spreads.

•

Continued expense control as well as the impact of merger-related synergies resulted in noninterest expense (excluding intangible amortization and support agreement charges) declining 13% year-over-year. Noninterest expense (excluding intangible amortization and support agreement charges) increased 2% (unannualized) sequentially as a result of higher sub-custodian out-of-pocket expenses, partially offset by lower staff expense.

•	2Q09 new business wins totaled $259 billion (win rate of 71%).
•	BNY Mellon #1 rated custodian among the largest custodian peer group – Global Investor Survey (May 2009).

The Bank of New York Mellon Corporation 2Q09 Quarterly Earnings Review

ISSUER SERVICES (provides corporate trust, depositary receipt and shareowner services to corporations and institutions)

	2008			2009		2Q09 vs.
(dollar amounts in millions)	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q08	1Q09
Revenue:
Securities servicing fees - issuer services	$443	$475	$392	$363	$373	(16)%	3%
Other	36	54	44	41	37	3	(10)
Total fee and other revenue	479	529	436	404	410	(14)	1
Net interest revenue	176	170	211	200	185	5	(8)
Total revenue	655	699	647	604	595	(9)	(1)
Noninterest expense (ex. intangible amortization)	347	349	318	297	303	(13)	2
Income before taxes (ex. intangible amortization)	308	350	329	307	292	(5)	(5)
Amortization of intangible assets	20	21	20	21	20	-	(5)
Income before taxes	$288	$329	$309	$286	$272	(6)%	(5)%

Pre-tax operating margin – GAAP	44%	47%	48%	47%	46%

Pre-tax operating margin (ex. intangible amortization) – Non-GAAP	47%	50%	51%	51%	49%

Number of depositary receipt programs	1,322	1,354	1,338	1,330	1,320	-%	(1)%
Average deposits	$30,557	$29,546	$34,294	$45,963	$47,293	55%	3%

KEY POINTS

•	Issuer Services results continued to benefit from new business wins in Corporate Trust and Depositary Receipts and expense control, offset by lower rates and lower activity levels.

•	Total revenue decreased 9% compared to 2Q08 and 1% (unannualized) sequentially driven by:

•

Corporate Trust – Total revenue decreased both year-over-year and sequentially. Both decreases reflect the lower level of fixed income issuances globally and lower money market fees, partially offset by the impact of new business related to government stabilization programs. Net interest revenue increased year-over-year reflecting higher customer deposit balances and decreased sequentially reflecting tighter spreads.

•

Depositary Receipts – Total revenue decreased year-over-year and sequentially. Both periods were impacted by lower transaction fees, partially offset by the benefit of new business. The sequential decline was also impacted by a lower level of corporate actions.

•

Shareowner Services – Revenue decreased year-over-year due to lower overall corporate action activity and the impact of lower equity values on employee stock option plan fees. Revenue was unchanged sequentially as higher seasonal shareholder services revenue and higher employee stock option plan fees were offset by lower overall corporate action activity.

•

Strong expense control resulted in a 13% decrease in noninterest expense (excluding intangible amortization) year-over-year resulting in 400 basis points of positive operating leverage. The decrease compared with 2Q08 was driven by a 13% decline in total staff expense. The 2% (unannualized) sequential increase in noninterest expense (excluding intangible amortization) was due to increased FDIC expense and higher sub-custodian expenses.

The Bank of New York Mellon Corporation 2Q09 Quarterly Earnings Review

CLEARING SERVICES (provides clearing, financing and custody services for broker-dealers and registered investment advisors)

	2008			2009		2Q09 vs.
(dollar amounts in millions)	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q08	1Q09
Revenue:
Securities servicing fees – clearing services	$259	$254	$277	$249	$248	(4)%	-%
Other	64	63	72	72	66	3	(8)
Total fee and other revenue	323	317	349	321	314	(3)	(2)
Net interest revenue	75	75	96	82	87	16	6
Total revenue	398	392	445	403	401	1	-
Noninterest expense (ex. intangible amortization)	291	282	268	252	256	(12)	2
Income before taxes (ex. intangible amortization)	107	110	177	151	145	36	(4)
Amortization of intangible assets	6	8	6	7	7	17	-
Income before taxes	$101	$102	$171	$144	$138	37%	(4)%

Pre-tax operating margin – GAAP	25%	26%	38%	36%	34%

Pre-tax operating margin (ex. intangible amortization) – Non-GAAP	27%	28%	40%	37%	36%

Average active accounts (in thousands)	5,280	5,442	5,472	5,452	4,999	(5)%	(8)%
Average margin loans	$5,791	$5,754	$4,871	$4,207	$4,121	(29)%	(2)%
Average payables to customers and broker-dealers	$5,550	$5,910	$5,570	$3,797	$4,901	(12)%	29%

KEY POINTS

•	Clearing Services results reflect the benefit of strong expense control which helped mitigate lower market volatility and low interest rates.

•

Total fee and other revenue decreased 3% compared with 2Q08 as higher trading revenues and trading volumes were more than offset by lower money market related fees and lower asset valuations. Compared with 1Q09, fee and other revenue decreased 2% (unannualized) primarily due to lower money market related fees and trading revenues.

•

Strong expense control resulted in year-over-year declines in noninterest expense (excluding intangible amortization). Compared to 2Q08, noninterest expense declined 12%, primarily reflecting lower compensation expense, partially offset by higher volume-related clearing expenses. Noninterest expense (excluding intangible amortization) increased 2% (unannualized) sequentially, primarily reflecting higher volume-related clearing expenses.

The Bank of New York Mellon Corporation 2Q09 Quarterly Earnings Review

TREASURY SERVICES (provides treasury services, global payment services, working capital solutions, capital markets business and large corporate banking)

	2008			2009		2Q09 vs.
(dollar amounts in millions)	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	2Q08	1Q09
Revenue:
Treasury services	$125	$125	$129	$121	$128	2%	6%
Other	130	137	101	118	67	(48)	(43)
Total fee and other revenue	255	262	230	239	195	(24)	(18)
Net interest revenue	153	158	233	158	155	1	(2)
Total revenue	408	420	463	397	350	(14)	(12)
Noninterest expense (ex. intangible amortization)	203	202	204	195	199	(2)	2
Income before taxes (ex. intangible amortization)	205	218	259	202	151	(26)	(25)
Amortization of intangible assets	7	6	7	6	7	-	17
Income before taxes	$198	$212	$252	$196	$144	(27)%	(27)%

Pre-tax operating margin – GAAP	49%	50%	54%	49%	41%

Pre-tax operating margin (ex. intangible amortization) – Non-GAAP	50%	52%	56%	51%	43%

Average loans	$15,606	$14,671	$16,040	$13,612	$12,937	(17)%	(5)%
Average deposits	$17,316	$18,397	$30,052	$24,867	$20,321	17%	(18)%

KEY POINTS

•	Treasury Services results, both year-over-year and sequentially, primarily reflect growth in treasury services fees and well-controlled expenses, which were more than offset by lower trading revenue.

•

Total fee and other revenue decreased 24% compared to 2Q08 and 18% (unannualized) sequentially, as higher treasury services revenue resulting from higher global payment fees was more than offset by a lower valuation of credit derivatives used to hedge the loan portfolio and lower capital markets related fees.

•

Noninterest expense (excluding intangible amortization) decreased 2% compared with 2Q08 and increased 2% (unannualized) sequentially. The year-over-year decrease reflects the impact of merger-related synergies and overall expense control, partially offset by higher FDIC expense. The increase sequentially was primarily driven by higher FDIC expense.

The Bank of New York Mellon Corporation 2Q09 Quarterly Earnings Review

OTHER (primarily includes the leasing portfolio, corporate treasury activities, business exits, M&I expenses and other corporate revenue and expense items)

(dollar amounts in millions unless otherwise noted; presented on an FTE basis)	2008			2009
	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Revenue:
Fee and other revenue	$(104)	$(103)	$(1,022)	$(270)	$(216)
Net interest revenue (expense)	(284)	(17)	4	24	8
Total revenue	(388)	(120)	(1,018)	(246)	(208)
Provision for credit losses	14	22	54	59	61
Noninterest expense (ex. FDIC special assessment, intangible amortization and M&I expenses)	148	78	244 (a)	130	142
Income (loss) before taxes (ex. FDIC special assessment, intangible amortization and M&I expenses)	(550)	(220)	(1,316)	(435)	(411)
FDIC special assessment	-	-	-	-	61
Amortization of intangible assets	4	(1)	(1)	-	(1)
M&I expenses	149	111	97	68	59
Income (loss) before taxes	$(703)	$(330)	$(1,412)	$(503)	$(530)
(a)	Includes a restructuring charge of $181 million in 4Q08.

KEY POINTS

•	Fee and other revenue decreased $112 million compared to 2Q08 and increased $54 million compared to 1Q09 with the variances over both periods primarily due to the level of investment write-downs.

•	Net interest revenue increased $292 million compared to 2Q08 reflecting the SILO charge ($377 million) recorded in 2Q08.

•

Noninterest expense (excluding FDIC special assessment, intangible amortization and M&I expenses) decreased $6 million compared to 2Q08 and increased $12 million sequentially. The year-over-year decrease reflects lower incentive expenses, while the sequential increase primarily reflects higher software expense.

The Bank of New York Mellon Corporation 2Q09 Quarterly Earnings Review

SUPPLEMENTAL INFORMATION – EXPLANATION OF NON-GAAP FINANCIAL MEASURES

Reconciliation of net income and EPS – GAAP to Non-GAAP	2Q09		1Q09			2Q08
(in millions, except per common share amounts)	Net income	EPS	Net income	EPS		Net income	EPS
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$176	$0.15	$322	$0.28		$309	$0.27
Discontinued operations income (loss)	(91)	(0.08)	(41)	(0.04)		6	-
Continuing operations—GAAP	267	0.23	363	0.31	(a)	303	0.26	(a)
TARP redemption premium/dividend	236	0.20	47	0.04		-	-
FDIC special assessment	36	0.03	-	-		-	-

Subtotal	272	0.23	47	0.04		-	-
M&I expenses	36	0.03	41	0.04		89	0.08
Investment write-downs	161	0.14	183	0.16		91	0.08
Benefit of tax settlements	(134)	(0.11)	-	-		-	-
SILO charge	-	-	-	-		380	0.33

Subtotal	63	0.05 (a)	224	0.20		560	0.49
Net income from continuing operations applicable to common shareholders excluding the TARP redemption premium/dividend, FDIC special assessment, M&I expenses, investment write-downs, benefit of tax settlements and SILO charge—Non-GAAP	602	0.51	634	0.55		863	0.75
Intangible amortization	67	0.06	66	0.06		75	0.07
Net income from continuing operations applicable to common shareholders excluding the TARP redemption premium/dividend, FDIC special assessment, M&I expenses, investment write-downs, benefit of tax settlements, SILO charge and intangible amortization – Non-GAAP	$669	$0.57	$700	$0.61		$938	0.82
(a)	Does not foot due to rounding.

Reconciliation of fee and other revenue as percent of total revenue (FTE) (dollars in millions)	2Q08	3Q08	4Q08	1Q09	2Q09
Fee and other revenue – GAAP	$2,989	$2,926	$1,817	$2,136	$2,257
Add: FTE increment – Fee revenue	11	11	9	8	8
Total fee and other revenue (FTE)	3,000	2,937	1,826	2,144	2,265
Add: Investment write-downs	152	162	1,241	295	256
Fee and other revenue excluding investment write-downs– Non-GAAP	3,152	3,099	3,067	2,439	2,521
Net interest revenue – GAAP	388	681	1,047	775	700
Add: FTE increment – Net interest revenue	4	5	7	4	4
Net interest revenue (FTE)	392	686	1,054	779	704
Add: SILO charge	377	112	-	-	-
Total net interest revenue (FTE) excluding SILO charge – Non-GAAP	769	798	1,054	779	704
Total revenue (FTE)	$3,392	$3,623	$2,880	$2,923	$2,969
Total revenue (FTE) excluding investment write-downs and SILO charge – Non-GAAP	$3,921	$3,897	$4,121	$3,218	$3,225
Fee and other revenue as a percentage of total revenue (FTE)	88%	81%	63%	73%	76%
Fee and other revenue as a percentage of total revenue excluding investment write-downs and SILO charge – Non-GAAP	80%	80%	74%	76%	78%

The Bank of New York Mellon Corporation 2Q09 Quarterly Earnings Review

Reconciliation of income from continuing operations before income taxes – pre-tax operating margin (FTE) (dollars in millions)
	2Q08	3Q08	4Q08	1Q09	2Q09
Income from continuing operations before income taxes – GAAP	$621	$265	$(49)	$572	$513
FTE increment	15	16	16	12	12
Income from continuing operations before income taxes (FTE)	636	281	(33)	584	525
FDIC special assessment	-	-	-	-	61
M&I expenses	149	111	97	68	59
Investment write-downs	152	162	1,241	295	256
SILO charges	377	112	-	-	-
Intangible amortization	123	118	113	107	108
Support agreement charges	(a)	726	163	(a)	(a)
Restructuring charge	(a)	(a)	181	(a)	(a)
Income from continuing operations before income taxes (FTE) excluding FDIC special assessment, M&I expenses, investment write-downs, SILO charges, intangible amortization, support agreement charges and restructuring charge – non-GAAP	$1,437	$1,510	$1,762	$1,054	$1,009
Fee and other revenue – GAAP	$2,989	$2,926	$1,817	$2,136	$2,257
Add: FTE increment – Fee revenue	11	11	9	8	8
Net interest revenue – GAAP	388	681	1,047	775	700
Add: FTE increment – Net interest revenue	4	5	7	4	4
Total revenue (FTE) – non-GAAP	3,392	3,623	2,880	2,923	2,969
Add: Investment write-downs	152	162	1,241	295	256
SILO charges	377	112	-	-	-
Total revenue (FTE) excluding investment write-downs and SILO charges – non-GAAP	$3,921	$3,897	$4,121	$3,218	$3,225
Pre-tax operating margin (FTE) (b)	19%	8%	-%	20%	18%
Pre-tax operating margin (FTE) excluding FDIC special assessment, M&I expenses, investment write-downs, SILO charges, intangible amortization, support agreement charges and restructuring charge – non-GAAP (b)	37%	39%	43%	33%	31%
(a)	Support agreement charges and restructuring charges are immaterial in these periods.
(b)	Income before taxes divided by total revenue (FTE).

The Bank of New York Mellon Corporation 2Q09 Quarterly Earnings Review

Return on common equity and tangible common equity – continuing operations (dollars in millions)
	2Q08	3Q08	4Q08	1Q09	2Q09
Net income applicable to common shareholders of The Bank of	$309	$303	$28	$322	$176
New York Mellon Corporation – GAAP	6	-	4	(41)	(91)
Discontinued operations income (loss), net of tax
Extraordinary (loss) on consolidation of commercial paper conduit, net of tax	-	-	26	-	-
Income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	303	303	50	363	267
Add: Intangible amortization	75	73	70	66	67
Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation excluding intangible amortization – non-GAAP	378	376	120	429	334
Add: FDIC special assessment	-	-	-	-	36
M&I expenses	89	66	58	41	36
Investment write-downs	91	97	752	183	161
Benefit of tax settlements	-	-	-	-	(134)
SILO charges	380	30	-	-	-
Support agreement charges	(a)	433	97	(a)	(a)
Restructuring charge	(a)	(a)	107	(a)	(a)
Net income from continuing operations excluding intangible amortization, FDIC special assessment, M&I expenses, investment write-downs, benefit of tax settlements, SILO charge, support agreement charges and restructuring charge	$938	$1,002	$1,134	$653	$433

Average common shareholders’ equity	$28,507	$27,996	$26,812	$25,189	$26,566
Less: Average goodwill	16,758	16,644	16,121	15,837	15,989
Average intangible assets	6,042	5,915	5,763	5,752	5,673
Add: Deferred tax liability – tax deductible goodwill	548	577	599	624	643
Deferred tax liability – non-tax deductible intangible assets	1,959	1,915	1,841	1,808	1,743
Average tangible common shareholders’ equity – non-GAAP	$8,214	$7,929	$7,368	$6,032	$7,290

Return on common equity – GAAP (b)	4.3%	4.3%	0.8%	5.8%	4.0%
Return on common equity excluding intangible amortization, FDIC special assessment, M&I expenses, investment write-downs, benefit of tax settlements, SILO charges, support agreement charge and restructuring charge – non-GAAP (b)	13.2%	14.2%	16.8%	10.5%	6.5%

Return on tangible common equity – non-GAAP (b)	18.5%	18.9%	6.5%	28.8%	18.4%
Return on tangible common equity excluding FDIC special assessment, M&I expenses, investment write-downs, benefit of tax settlements, SILO charges, support agreement charge and restructuring charge – non-GAAP (b)	45.9%	50.2%	61.3%	43.9%	23.8%
(a)	Support agreement charges and restructuring charges are immaterial in these periods.
(b)	Annualized

The Bank of New York Mellon Corporation 2Q09 Quarterly Earnings Review

Calculation of common and tangible common shareholders’ equity to assets (dollars in millions)
	2Q09	1Q09	2Q08
Common shareholders’ equity at period end – GAAP	$27,276	$25,415	$28,569
Less: Goodwill	16,040	15,805	16,565
Intangible assets	5,677	5,717	6,273
Add: Deferred tax liability – tax deductible goodwill	643	624	548
Deferred tax liability – non-tax deductible intangible assets	1,743	1,808	1,959
Tangible common shareholders’ equity at period end – non-GAAP	$7,945	$6,325	$8,238

Total assets at period end – GAAP	$203,012	$203,478	$201,225
Less: Goodwill	16,040	15,805	16,565
Intangible assets	5,677	5,717	6,273
Cash on deposit with the Federal Reserve and other central banks (a)	16,458	29,679	—
Tangible total assets at period end – non-GAAP	$164,837	$152,277	$178,387
Common shareholders’ equity to assets – GAAP	13.4%	12.5%	14.2%
Tangible common shareholders’ equity to tangible assets – non-GAAP	4.8%	4.2%	4.6%
(a)	Assigned a zero percent risk weighting by the regulators.

Calculation of the Tier 1 common equity to risk-weighted assets ratio (a) (dollars in millions)
	2Q09	1Q09	2Q08
Total Tier 1 capital	$15,044	$16,242	$11,354
Less: Series B preferred stock	-	2,795	-
Trust preferred securities	1,691	1,648	1,733
Total Tier 1 common equity	$13,353	$11,799	$9,621

Total risk-weighted assets	$120,498	$117,412	$121,758

Tier 1 common equity to risk-weighted assets ratio	11.1%	10.0%	7.9%
(a)	On a regulatory basis.

CAUTIONARY STATEMENT

A number of statements (i) in this Quarterly Earnings Review, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, expectations with respect to service quality, the Company’s proposed repurchase of the warrant issued to the U.S. Treasury, securities investment decisions, our strategic focus with regard to Mellon United National Bank; as well as the Company’s overall plans, strategies, goals, objectives, expectations, estimates and intentions. These statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond the Company’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2008 and the Company’s other filings with the Securities and Exchange Commission. All forward-looking statements in this earnings review speak only as of July 22, 2009 and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.